Exhibit 99.1

Investor Contact: Stewart A. Fisher

EVP and CFO

(610) 409-2225

stewart.fisher@accellent.com

For Immediate Release

Accellent Inc. Announces First Quarter 2006 Financial Results

Wilmington, MA. (May 4, 2006) — Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), announced results for the three months ended March 31, 2006.

Historical First Quarter Financial Results

Net sales for the first quarter of 2006 increased 11.8% to $121.7 million compared with $108.9 million in the corresponding period of 2005. The net loss for the first quarter of 2006 was $(10.1) million compared to net income in the corresponding period of 2005 of $3.2 million. The net loss for the first quarter of 2006 included non-cash inventory step-up charges of $6.4 million related to the Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Bain Capital (“Bain”) acquisition of the Company on November 22, 2005  (the “2005 transaction”). In addition, compared to the first quarter of 2005, the first quarter of 2006 included $7.8 million in higher interest costs and $2.7 million in higher amortization expense related to the 2005 transaction, $1.7 million in higher non-cash compensation related to the Company’s adoption of SFAS No.123R and $0.9 million in higher restructuring and other expenses.

Pro Forma First Quarter 2005 Financial Results (1)

Giving pro forma effect to the 2005 transaction and the Company’s acquisitions of Campbell Engineering, Inc. (“Campbell”) and Machining Technology Group, LLC (“MTG”) as if they had occurred as of January 1, 2005, net sales for the first quarter ended March 31, 2006 increased 5.4% to $121.7 million compared with net sales of $115.5 million in the corresponding period of 2005. The Company’s facility rationalization program negatively impacted the 2006 sales growth rate by 1.3%.

Adjusted EBITDA (2)

Adjusted EBITDA for the first quarter ended March 31, 2006 increased 10.3% to $25.7 million compared to Adjusted EBITDA of $23.3 million in the corresponding period of 2005.  Adjusted EBITDA margins for the first quarter of 2006 improved to 21.1% from Adjusted EBITDA margins of 20.2% in the first quarter of 2005.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial statements accompanying this press release.

Conference Call

Ron Sparks, President and Chief Executive Officer, and Stew Fisher, Executive Vice President and Chief Financial Officer, will discuss first quarter results in a conference call scheduled for today, May 4, at 5:00 p.m. (Eastern Time). The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent Web site at www.accellent.com or by calling (800) 320-2978 pass code 36415950.  Please visit the Web site or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 79689569.

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in design & engineering services, precision component fabrication, finished device assembly and complete supply chain management. These capabilities enhance customers’ speed to market and return on investment by allowing companies to refocus internal resources more efficiently.  For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 30, 2006. All forward-looking statements are expressly qualified in their entirety by such factors.

Accellent Inc.

Consolidated Condensed Statements of Operations

(in thousands)

(unaudited)

	Predecessor		Successor
	Three Months Ended Mar. 31, 2005	ProForma Three Months Ended Mar. 31, 2005	Three Months Ended Mar. 31, 2006
Net Sales	$108,874	$115,500	$121,680
Cost of Sales	76,857	80,067	90,347
Gross Profit	32,017	35,433	31,333
Selling, general & admin. expenses	15,169	15,593	16,980
Research & development expenses	665	665	976
Restructuring and other charges	850	850	1,730
Amortization of intangibles	1,573	4,303	4,301
Income from operations	13,760	14,022	7,346
Interest expense, net	(7,985)	(15,576)	(15,774)
Other income (expense)	27	5	(26)
Income (loss) before income taxes	5,802	(1,549)	(8,454)
Income tax expense	2,639	2,746	1,674
Net income (loss)	$3,163	$(4,295)	$(10,128)

Accellent Inc.

Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Predecessor		Successor
	Three Months Ended Mar. 31, 2005	Pro Forma Three Months Ended Mar. 31, 2005	Three Months Ended Mar. 31, 2006

Net income (loss)	$3,163	$(4,295)	$(10,128)

Income tax expense	2,639	2,746	1,674
Interest expense, net	7,985	15,576	15,774
Depreciation and amortization	5,336	7,359	8,173
EBITDA(2)	$19,123	$21,386	$15,493

Restructuring and other charges		850	1,730
Stock-based compensation		64	1,712
Inventory step-up		—	6,422
Losses from closed facilities		565	—
Other		434	349
Adjusted EBITDA(2)		$23,299	$25,706

Accellent Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	Dec. 31, 2005	Mar. 31, 2006

Assets
Current assets
Cash and cash equivalents	$8,669	$3,661
Accounts receivable, net	54,916	60,880
Inventories	66,467	70,509
Prepaid expenses and other	3,877	3,673
Total current assets	133,929	138,723
Property and equipment, net	116,587	120,982
Goodwill	855,345	855,143
Intangibles, net	276,109	271,808
Deferred financing costs and other assets	26,478	28,506
Total assets	$1,408,448	$1,415,162

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$4,018	$4,045
Accounts payable	21,289	27,922
Accrued expenses	39,150	41,180
Total current liabilities	64,457	73,147
Notes payable and long-term debt	697,074	701,146
Other long-term liabilities	28,117	46,570
Total liabilities	789,648	820,863
Stockholder’s equity	618,800	594,299
Total liabilities and stockholder’s equity	$1,408,448	$1,415,162

(1)           The Company has presented pro forma results of operations for the periods presented because (i) its 2005 historical results do not include operating results of Campbell and MTG and (ii) the capital structure changed significantly on November 22, 2005 as a result of the KKR and Bain acquisition of the Company and the related financings and other transactions. Accordingly, the Company believes the pro forma results of operations presented herein are useful in understanding its 2006 and 2005 operating results. The Company’s pro forma results of operations for the periods presented give effect to the following transactions as if they had occurred on January 1, 2005:  the acquisitions of Campbell and MTG; and the new debt incurred in connection with the KKR and Bain acquisition of the Company.  The pro forma information included herein is presented for comparative purposes only and does not purport to represent what the Company’s results of operations would actually have been had these transactions occurred on the date indicated or to project the Company’s results of operations for any future period or date. The basis for the Company’s pro forma results related to the acquisitions is detailed in the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission (Commission File No. 333-130470) on February 14, 2006.

(2)           EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under

GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by the covenant calculation and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, gain on sale of property, certain stock compensation related charges, severance, gain on recovery of accounts receivable acquired as part of MedSource acquisition, write-off of inventory step-up, executive relocation, losses from closed facilities, acquired Adjusted EBITDA from Campbell and MTG for the periods prior to the actual date of each respective acquisition and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility. Adjusted EBITDA is a material component of these covenants. We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.